EXHIBIT 23 (a) 1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders and Board of Directors of Central and South West Corporation:

      As independent public accountants, we hereby consent to the incorporation of our reports dated February 13, 1995, included in, and incorporated by reference in this Form 10-K, into Central and South West Corporation's previously filed registration statements on Form S-8 (File Nos. 2-70746, 33-12992 and 33-49301) and on Form S-3
(File No. 33-50193).



Arthur Andersen LLP



Dallas, Texas
March 20, 1995